                                                                    EXHIBIT 4.14

                           ASSET PURCHASE AGREEMENT

                                 by and among

                                 PALEX, INC.,
                      BROMLEY ACQUISITION COMPANY, INC.,
                                 as Purchaser,
                                      and
                        BROMLEY PALLET RECYCLERS, INC.,
                        BROMLEY PALLET RECYCLERS, LLC,
                  BROMLEY PALLET RECYCLERS OF TENNESSEE, LLC,
                   BROMLEY PALLET RECYCLERS OF ALABAMA, LLC,
                    BROMLEY PALLET RECYCLERS OF OHIO, LLC,
                   BROMLEY PALLET RECYCLERS OF INDIANA, LLC,
                  BROMLEY PALLET RECYCLERS OF ILLINOIS, LLC,
                                WILLIAM HAINES,
                                DELBERT GROENE,
                                      AND
                                 BRIAN GROENE,
                                  as Sellers



                          Dated as of August 25, 2000

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 25/th/
                                          ---------
day of August, 2000, by and among PalEx, Inc., a Delaware corporation ("PalEx"),
                                                                        -----
Bromley Acquisition Company, Inc., a Delaware corporation that is a wholly owned subsidiary of PalEx ("Newco"), Bromley Pallet Recyclers, Inc. ("Bromley Inc."),
                      -----                                     ------------
a Florida corporation, Bromley Pallet Recyclers, LLC, a Delaware limited liability company ("Bromley LLC"), Bromley Pallet Recyclers of Tennessee, LLC, a
                    -----------
Tennessee limited liability company ("Bromley TN"), Bromley Pallet Recyclers of
                                      ----------
Alabama, an Alabama limited liability company ("Bromley AL"), Bromley Pallet
                                                ----------
Recyclers of Ohio, LLC, an Ohio limited liability company ("Bromley OH"),
                                                            ----------
Bromley Pallet Recyclers of Indiana, LLC, an Indiana limited liability company ("Bromley IN"), Bromley Pallet Recyclers of Illinois, LLC, an Illinois limited
  ----------
liability company ("Bromley IL" and, together with Bromley Inc., Bromley LLC,
                    ----------
Bromley TN, Bromley AL, Bromley OH, Bromley IN, the "Companies"), William
                                                     ---------
Haines, Del Groene, and Brian Groene (with such individuals being collectively referred to herein, jointly and severally, as the "Stockholders"), which
                                                   ------------
individuals own substantially all of the equity interests of the Companies that are not owned by another Company.

     WHEREAS, the Companies are in the businesses of buying, selling, recycling, repairing, marketing, distributing, brokering, managing and/or transporting pallets or pallet parts and providing other logistics services with respect thereto; and

     WHEREAS, the Companies desire to sell to Newco the Businesses (as defined herein) and in connection therewith substantially all of the assets of the Companies, and Newco desires to purchase such Businesses and assets and assume certain liabilities of the Companies relating thereto, upon the terms and conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "Affiliate" of, or "Affiliated" with, a specified person or entity means a
      ---------          ----------
person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity.

     "Agreement" has the meaning set forth in the first paragraph of this
      ---------
Agreement.

     "Assets" has the meaning set forth in Section 2.1.
      ------                               -----------

     "Assumed Liabilities" has the meaning set forth in Section 2.4.
      -------------------                               -----------

     "Balance Sheet Date" has the meaning set forth in Section 3.4.
      ------------------                               -----------

     "Bromley AL" has the meaning set forth in the first paragraph of this
      ----------
Agreement.

     "Bromley FL" means Bromley Pallet Recyclers of Ft. Myers, LLC, a Florida
      ----------
limited liability company.

     "Bromley IN" has the meaning set forth in the first paragraph of this
      ----------
Agreement.

     "Bromley Inc." has the meaning set forth in the first paragraph of this
      ------------
Agreement.

     "Bromley LLC" has the meaning set forth in the first paragraph of this
      -----------
Agreement.

     "Bromley OH" has the meaning set forth in the first paragraph of this
      ----------
Agreement.

     "Bromley TN" has the meaning set forth in the first paragraph of this
      ----------
Agreement.

     "Businesses" means the businesses of the Companies, including, without
      ----------
limitation, the buying, selling, recycling, repairing, marketing, distributing, brokering, managing or transporting pallets or pallet parts and other logistics services with respect thereto.

     "Closing" has the meaning set forth in Section 2.8.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 2.8.
      ------------                               -----------

     "Code" has the meaning set forth in Section 3.14.
      ----                               ------------

     "Company" means any one of the Companies.
      -------

     "Companies" has the meaning set forth in the first paragraph of this
      ---------
Agreement.

     "Company Stock" has the meaning set forth in Section 3.3.
      -------------                               -----------

     "Competitive Business" means any business that competes with the Businesses
      --------------------
of any Company, including, without limitation, any business that (a) manufactures, buys, sells, recycles, repairs, markets, distributes, brokers, manages or transports new or used pallets or pallet parts and other logistics services with respect thereto; or (b) competes with any Company for raw materials (e.g., pallet lumber, pallet carcasses and fasteners).

     "Employee benefit plan"  has the meaning set forth in Section 3.14.
      ---------------------                                ------------

     "Employee pension benefit plan" has the meaning set forth in Section 3.14.
      -----------------------------                               ------------

     "Employment Agreement" has the meaning set forth in Section 5.4.
      --------------------                               -----------

     "Encumbrances" means all liens, encumbrances, mortgages, pledges, security
      ------------
interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

     "Environmental Laws" means any Law or agreement with any Governmental
      ------------------
Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal
          -----------------
Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and similar state statutes, regulations and local ordinances or codes, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any substance.

     "Equipment" has the meaning set forth in Section 2.1.
      ---------                               -----------

     "ERISA" has the meaning set forth in Section 3.14.
      -----                               ------------

     "ERISA Affiliate"  has the meaning set forth in Section 3.14.
      ---------------                                ------------

     "Excluded Assets" has the meaning set forth in Section 2.2.
      ---------------                               -----------

     "Excluded Liabilities" has the meaning set forth in Section 2.4(a).
      --------------------                               --------------

     "Expiration Date" has the meaning set forth in Section 10.7.
      ---------------                               ------------

     "Financial Statements" has the meaning set forth in Section 3.4(a)(ii).
      --------------------                               ------------------

     "Ft. Myers Facility" means the facility located at 6115 Idlewild Street,
      ------------------
Ft. Myers, Florida which is currently leased by Bromley Pallet Recyclers of Fort Myers, LLC.

     "GAAP" means generally accepted accounting principles applied on a basis
      ----
consistent with preceding years and throughout the periods involved.

     "Goodwill" has the meaning set forth in Section 2.1.
      --------                               -----------

     "Governmental Authority" means any federal, state, local or foreign
      ----------------------
government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

     "Hazardous Substances" means any substance listed, defined, designated or
      --------------------
classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. The term "Hazardous Substances"
                                                   --------------------
includes, without limitation, any substance to which exposure is regulated by any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     "IFCO" means IFCO Systems N.V., a Dutch public company and the parent
      ----
corporation of PalEx.

     "IFCO Ordinary Shares" means the ordinary shares of IFCO with a nominal
      --------------------
value of Euro 2.00 each.

     "Indemnified Party" has the meaning set forth in Section 6.3.
      -----------------                               -----------

     "Indemnifying Party" has the meaning set forth in Section 6.3.
      ------------------                               -----------

     "Intangible Property" has the meaning set forth in Section 3.21.
      -------------------                               ------------

     "Law" or "Laws" means any and all federal, state, local or foreign
      ---      ----
statutes, laws, ordinances, code, regulations, licenses, permits, approvals, consents, orders, decrees, judgments, injunctions and published rules of any Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

     "Lockup Period" has the meaning set forth in Section 9.2(a).
      -------------                               --------------

     "Loss" or "Losses" means all liabilities, losses, claims, damages, actions,
      ----      ------
suits, proceedings, demands, assessments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation).

     "Material Customers" has the meaning set forth in Section 3.8(a).
      ------------------                               --------------

     "Nasdaq" means The Nasdaq Stock Market.
      ------

     "Net Working Capital" means the Companies' aggregate net working capital
      -------------------
(current assets minus current liabilities, including any current indebtedness that is not otherwise reflected in the calculation of the Purchase Price under
Section 2.3), which working capital shall be computed from the Companies books
-----------
and records in accordance with GAAP as applied in the preparation of the Financial Statements and shall not include (a) Excluded Assets or Excluded Liabilities, or (b) indebtedness for borrowed money included in the calculation of the Purchase Price under Section 2.3, to the extent such items in clauses (a)
                            -----------                              -----------
and (b) would otherwise be included in such computation.
    ---

     "Newco" has the meaning set forth in the first paragraph of this Agreement.
      -----

     "1934 Act"means the Securities Exchange Act of 1934, as amended.
      --------

     "Non-Competition Agreement" has the meaning set forth in Section 5.4.
      -------------------------                               -----------

     "1933 Act" means the Securities Act of 1933, as amended.
      --------

     "PalEx" has the meaning set forth in the first paragraph of this Agreement.
      -----

     "Permits" has the meaning set forth in Section 3.9.
      -------                               -----------

     "Permitted Encumbrances" means (a) Encumbrances for property or ad valorem
      ----------------------
Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Companies' books in accordance with GAAP, and (b) obligations under and security interest relating to operating and capital leases described on Schedule
                                                                        --------
3.7(b).
------

     "Plan"  has the meaning set forth in Section 3.14.
      ----                                ------------

     "Purchase Price" has the meaning set forth in Section 2.3.
      --------------                               -----------

     "Qualified Plans" has the meaning set forth in Section 3.14(c).
      ---------------                               ---------------

     "Reference Price" means $22.00 per share of IFCO Ordinary Shares
      ---------------

     "Restricted Shares" has the meaning set forth in Section 9.1.
      -----------------                               -----------

     "Rule 144" means Rule 144 as promulgated under the 1933 Act.
      --------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Stockholders" has the meaning set forth in the first paragraph of this
      ------------
Agreement.

     "Subordinated Notes" has the meaning set forth in Section 2.3.
      ------------------                               -----------

     "Taxes" has the meaning set forth in Section 3.16.
      -----                               ------------

     "Territory" has the meaning set forth in Section 7.1(a)(i).
      ---------                               -----------------

     "Third Person" has the meaning set forth in Section 6.3.
      ------------                               -----------

     "Year-End Financial Statements" has the meaning set forth in Section
      -----------------------------                               -------
3.4(a)(i).
---------

     1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in Section 1.1 and elsewhere in this Agreement
                                   -----------
     include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

          (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II
                            THE PLAN OF ACQUISITION

     2.1. The Acquisition of the Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Companies and the Stockholders agree to sell, convey, transfer, assign and deliver to Newco, and Newco agrees to purchase from the Companies, all of the Companies' right, title and interests in the Companies' respective assets, properties, Businesses, franchises, goodwill and rights of every kind and character, tangible or intangible, real or personal, whether owned or leased, free and clear of all Encumbrances other than Permitted Encumbrances and any created by Newco or PalEx, as the case may be, other than Excluded Assets (collectively, the "Assets"). Without limiting the
                                               ------
generality of the foregoing, the Assets shall consist of all assets of the Companies (other than the Excluded Assets), including, without limitation, the following:

          (a)  all cash and cash equivalents of the Companies;

          (b)  all accounts and notes receivable of the Companies;

          (c) all inventory (including, without limitation, spare parts inventory) and work-in-progress of the Companies;

          (d) all right, title and interest of the Companies in, to and under all existing contracts and agreements, written and verbal to which any Company is a party, including, without limitation, those contracts and agreements identified in Schedule 3.8;
                              ------------

          (e) the vehicles and other transportation equipment of the Companies, including, without limitation, the vehicles and other transportation equipment of the Companies set forth in Schedule 3.7;
                                             ------------

          (f) all of the furniture, fixtures, equipment, machinery, tools, appliances, telephone systems, copy machines, fax machines, implements, spare parts, supplies and all other tangible personal property of every kind and description owned by the Companies or the Companies' leasehold interests therein (the "Equipment"), including, without limitation, the
                             ---------
     Equipment of the Companies set forth in Schedule 3.7;
                                             ------------

          (g) except to the extent not transferable, all right, title and interest of the Companies in, to and under all Permits owned or possessed by the Companies and relating to the Businesses or all or any of the Assets, including, without limitations, the Permits set forth in Schedule
                                                                      --------
     3.9;
     ---

          (h) all customer lists, sales records, credit data and other information relating to customers of the Companies, the names "Bromley Pallet Recyclers," "Bromley Pallet," and any derivations thereof, any trade names or other assumed names under which the Companies operate, all right, title and interest of the Companies in, to and under all intangible property of the Companies, the goodwill associated therewith and the rights and privileges used in the conduct of the Businesses and the right to recover for infringement thereon, including, without limitation, the intangible property set forth on Schedule 3.21 (collectively, the
                                      -------------
     "Goodwill"); provided, however, the Companies are not transferring or
      --------    --------  -------
     assigning their rights or interests in the name "Bromley," to the extent such name is not used in any Competitive Business or in marketing or providing products or services to any customer of, or provider of products or services to, Purchaser or its Affiliates;

          (i) copies of the Companies' books, records, papers and instruments of whatever nature and wherever located that relate to the Businesses or the Assets or that are required or necessary in order for Newco to conduct the Businesses from and after the Closing in the manner in which they were being conducted before the Closing;

          (j) all insurance proceeds and insurance claims of the Companies relating to their respective Businesses or all or any part of the Assets, except for claims and proceeds relating to the Excluded Liabilities, and to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that any Company is entitled to enforce with respect to the Assets against its predecessors in title to the Assets, if any;

          (k) all right, title and interest of the Companies in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, networking equipment, and any and all parts and appurtenances thereto, together with all software and intellectual property used by the Companies with such computer equipment and hardware, to the extent such software and intellectual property is assignable;

          (l) all rights, title and interests of the Companies in, to and under all rights, privileges, claims, causes of action, and options relating to or pertaining to the foregoing Assets; and

          (m) all other or additional privileges, rights, interests, properties and assets of the Companies of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, their respective Businesses as conducted prior to the date hereof or proposed to be conducted after the date hereof, provided that the foregoing provisions of this clause (m)
                                                                 ----------
     shall not include claims the Companies may have against its officers or directors for acts or failures to act prior to the Closing, to the extent such claims do not affect title to the Assets or the transfer of title to the Assets free and clear of all Encumbrances other than Permitted Encumbrances..

     2.2. Excluded Assets. It is expressly understood and agreed that the Assets shall not include, Newco shall not purchase and the respective Companies shall not sell or transfer to Newco, the following assets (collectively, the "Excluded Assets"):
 ---------------

          (a) agreements with or rights or claims of the Companies or the Stockholders against Chep;

          (b) the Companies minute books, financial and tax records, income Tax refunds and benefits (i.e., Tax loss carryovers), rights under this Agreement;

          (c)  the items of personal property specifically identified on
     Schedule 2.2;
     ------------

          (d)  previously purchased goodwill;

          (e)  equity interests in any of the Companies; and

          (f) rights of the Stockholders or the Companies under this Agreement or any ancillary agreements contemplated by this Agreement by and among any of the Companies, the Stockholders or Newco.

     2.3. Purchase Price. At the Closing, Newco shall pay an aggregate purchase price for the Assets (the "Purchase Price") totaling:
                           --------------

          (a) $20,250,000, less the amount of bona fide indebtedness set forth in Section 2.4 below (which indebtedness shall be discharged as of the date hereof), in cash;

          (b) $6,625,000 principal amount of subordinated notes of Newco, which notes shall (i) amortize over five years, (ii) accrue interest at the rate of 9% per annum, (iii) provide for quarterly payments of principal and accrued interest, (iv) be guaranteed by PalEx on such terms and conditions as may be mutually agreed upon by the Companies and PalEx at or before the Closing, and (v) have such other terms as may be mutually agreed upon by the Companies and Newco (the "Subordinated Notes"); and
                                   ------------------

          (c)  119,318 IFCO Ordinary Shares;

The cash portion of the Purchase Price, the Subordinated Notes and the IFCO Ordinary Shares to be issued as part of the Purchase Price shall be paid or issued as may be directed by the Companies and the Stockholders in writing before the Closing.

     2.4. Liabilities.

          (a) As further consideration for the purchase of the Assets, Newco shall assume and discharge: (i) $5,503,062.96 of bona fide indebtedness of the Companies, which indebtedness shall be determined in accordance with GAAP, but shall not include ordinary course payables and accruals of the Companies as determined in accordance with GAAP; (ii) the ordinary course payables and accruals of the Companies as reflected on the Companies' financial statements as of the Closing Date, which financial statements shall be prepared in accordance with GAAP; and (iii) the Companies liabilities and obligations under the contracts and agreements described in
     Section 2.1, to the extent such liabilities and obligations arise under
     -----------
     such contracts and agreements after the Closing and are not related to the failure of the Companies to obtain consents to the assignments of such contracts or agreements; provided, however, that notwithstanding anything
                              --------  -------
     to the contrary contained in any other Section of this Agreement, neither PalEx nor Newco shall assume or be liable for: (A) any other liabilities or obligations of the Companies; (B) any fees, expenses, finder's fees, brokerage commissions or advisory fees, expenses or commissions arising in connection with the consummation of the transactions contemplated by this Agreement; (C) any Loss with respect to, arising out of or from any claim, action, suit or proceeding, whether disclosed or not, or now or hereafter arising, including any claim arising out of or relating to any violation of
     (1) any agreement, contract or undertaking by which such Company is bound, or (2) any Law, including, without limitation, any Environmental Law; (D) liabilities or obligations of any Company with respect to claims by employees, workmen's compensation, employee benefit plans, product warranties or liabilities; (E) any Taxes of the Company or the Stockholders; (F) obligations and liabilities as a successor in interest of the Companies under Laws relating to product liability or otherwise; (G) any obligations or liabilities of the Companies or the Stockholders to Chep; (H) any liabilities resulting from any environmental conditions occurring or existing on, under or emanating from any of the Companies' facilities prior to the Closing; (I) any liabilities or obligations of or relating to Bromley FL or the Ft. Myers Facility or any Losses arising out of the operation of the business of Bromley FL or the operations of the Ft. Myers Facility, at any time, (J) any liabilities or obligations of the Companies or the Stockholders to Pallet, Pallet, Inc., or any of its successors or assigns, in connection with the agreement of any Company to acquire the assets or rent the facility of Pallet, Pallet, Inc. located at 2000 W. 32nd Street, Chicago, Illinois, and (K) any Losses arising from the failure of the Companies to obtain any consents required for the assignment of any contracts, rights or agreements being assigned by the Companies or the Stockholders in connection with the transactions contemplated herein (collectively, the "Excluded Liabilities"). The liabilities and obligations
                         --------------------
     of the Companies to be assumed by Newco pursuant to the provisions of
     Section 2.4(a) are herein referred to as the "Assumed Liabilities."
     --------------                                -------------------

          (b) Neither PalEx nor Newco assumes or agrees to pay, perform or discharge, or shall be responsible for, Excluded Liabilities, whether accrued, absolute, contingent or otherwise. The Stockholders and the Companies agree that the Companies shall remain solely responsible and liable for the Excluded Liabilities.

     2.5. Conveyance Documents.

          (a)  At the Closing, the Companies shall execute and deliver to Newco
     (i) a completed Bill of Sale and Assignment and Assumption Agreement, in a mutually acceptable form, covering all of the Assets, and (ii) a certificate of title to any Asset covered by a certificate of title. At all times hereafter as may be necessary, the Companies shall execute and deliver to Newco such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Newco good and indefeasible title to the Assets, free and clear of all Encumbrances other than Permitted Encumbrances and to comply with the purposes and intent of this Agreement.

          (b) At the Closing, Newco shall execute and deliver to the Companies a completed Bill of Sale and Assignment and Assumption Agreement, in a mutually acceptable form, providing for Newco's assumption of the Assumed Liabilities.

     2.6. Allocation of Purchase Price. Schedule 2.6 sets forth the allocation
                                        ------------
of the Purchase Price and the Assumed Liabilities (to the extent included in the sales price for federal income Tax purposes) among the Assets. Newco, the Companies and the Stockholders agree that they shall not take any position or action inconsistent with such allocation in the filing of any income Tax returns.

     2.7. Post-Closing Working Capital Adjustment.

          (a) Not later than 30 days following the Closing Date, Newco shall prepare a calculation of the Net Working Capital as of the Closing Date (the "Closing Date Net Working Capital"). The Closing Date Net Working
           --------------------------------
     Capital shall be prepared in accordance with GAAP as employed in the preparation of the Financial Statements. All of the parties hereto shall cooperate in good faith with each other in the calculation of the Closing Date Net Working Capital. The Stockholders shall have access at all reasonable times to review work papers, books and records relating to the preparation of the Closing Date Net Working Capital.

          (b) The Stockholders shall have the right to dispute the calculation of the Closing Date Net Working Capital by giving written notice of dispute to Newco within 30 days after the Closing Date Net Working Capital calculation has been given to such parties. Such notice shall set forth in detail the reasons for the dispute and the proposed adjustments to the Closing Date Net Working Capital. If the Stockholders do not provide a notice of dispute to Newco within such 30-day period in accordance with the foregoing, the Closing Date Balance Sheet and calculations of Closing Date Net Working Capital as prepared by Newco shall become final and binding.
     If the Stockholders provide notice of dispute to Newco within such 30-day period in accordance with the foregoing, all parties shall endeavor in good faith to promptly resolve the dispute. If the parties are unable to reach agreement on all of the disputed items during such 30-day period, then such dispute shall be referred to Newco's accountant and the Companies' accountant, who shall endeavor in good faith to resolve such dispute and whose joint determination shall be final, conclusive and binding on the parties hereto. If Newco's accountant and the Companies' accountant are unable to resolve such dispute within 15 days, then Newco's accountant and the Companies' accountant shall mutually choose a third independent accounting firm to resolve such dispute, and such accounting firm's determination of such dispute shall be final, conclusive and binding on the parties hereto. Newco shall be responsible for any fees and expenses of Newco's accountant in connection with services provided under this Section
                                                                        -------
     2.7, and the Companies shall be responsible for any fees and expenses of
     ---
     the Companies' accountant in connection with services provided under this
     Section 2.7. The fees and expenses charged by any independent accounting
     -----------
     firm for services performed under this Section 2.7  shall be borne equally
                                            -----------
     by the Stockholders and Newco.

          (c) If the Closing Date Net Working Capital, as finally prepared and binding upon the parties in accordance with this Section 2.7 is less than
                                                      -----------
     $8,000,000 then, within 10 days after such determination, the Companies and the Stockholders shall jointly and severally pay Newco an amount in cash equal to the amount by which $8,000,000 exceeds the Closing Date Net Working Capital. The Companies and the Stockholders specifically acknowledge and agree that, in the event that Closing Date Net Working Capital exceeds $8,000,000, neither Newco nor any of its Affiliates shall owe the Companies or the Stockholders any additional amount.

          (d) The Companies and the Stockholders covenant that between the Balance Sheet Date and the Closing the Companies shall not have made any distributions of working capital to the Stockholders or any of their Affiliates other than payroll distributions consistent with the payroll distributions set forth in the June 30, 2000 balance sheets of the Companies.

     2.8. Closing. The consummation of the purchase of the Assets and the other transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of PalEx in Houston, Texas, concurrently with the execution of this Agreement or at such other time and date as Newco, the Companies and the Stockholders may mutually agree, which date shall be referred to as the "Closing Date."
                             ------------

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                               AND THE COMPANIES

     Each Stockholder and each Company jointly and severally represent and warrant to Newco as follows:

     3.1. Due Organization and Qualification. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, which state of organization is set forth for each Company on
Schedule 3.1. Each Company is duly authorized and qualified to do business under
------------
all applicable Laws to carry on its business in the places and in the manner now conducted. Each Company has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. Schedule 3.1 contains a list of all jurisdictions in
                           ------------
which each Company is authorized or qualified to do business. True, complete and correct copies of the articles or certificate of incorporation, limited liability company organizational documents and by-laws, as applicable and as amended, of each Company have been provided to Newco. All the stock records and minute books of each Company have been made available to Newco and are correct and complete in all material respects.

     3.2. Authorization; Non-Contravention; Approvals.

          (a) Each Company has the requisite power and authority to enter into this Agreement and to effect the transactions contemplated hereby. The Stockholders have the full legal right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement have been approved by the board of directors, managers, members or stockholders of each Company, as applicable, and by the Stockholders. No additional proceedings on the part of any Company are necessary to authorize the execution and delivery of this Agreement or the consummation by any Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Company and each Stockholder, and, assuming the due authorization, execution and delivery hereof by PalEx and Newco, constitutes a valid and binding agreement of each Company and each Stockholder, enforceable against each Company and Stockholder in accordance with its terms.

          (b) The execution and delivery of this Agreement by the Companies and the Stockholders do not, and the consummation by the Companies and the Stockholders of the transactions contemplated by this Agreement will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or, except as set forth on Schedule 3.2, accelerate the performance required by, or result in a
        ------------
     right of
     termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Company under any of the terms, conditions or provisions of,
     (i) the articles or certificate of incorpora tion, limited liability company organizational documents or by-laws, as applicable, of any Company,
     (ii) any Law applicable to any Stockholder or any Company or any of its properties or assets, or (iii) any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which any Company or any Stockholder is now a party or by which any Company or any of its properties or assets may be bound or affected.

          (c)  Except as set forth on Schedule 3.2, no declaration, filing or
                                      ------------
     registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by any Company or any Stockholder or the consummation by any Company or any Stockholder of the transactions contemplated hereby. Except as set forth on Schedule 3.2, none of the customer contracts or other
                     ------------
     material agreements to which any Company is a party requires notice to, or the consent or approval of, any third party for the execution and delivery of this Agreement by any Company or the consummation by any Company of the transactions contemplated by this Agreement.

     3.3 Capitalization. The authorized and outstanding capital stock or membership interests, as applicable, of each Company is as set forth on Schedule
                                                                        --------
3.3 (collectively, the "Company Stock"), all of which outstanding shares or
---                     -------------
membership interests, as applicable, are owned beneficially and of record by the Stockholders or the Companies, as respectively set forth on Schedule 3.3. All of
                                                            ------------
the issued and outstanding shares of the Company Stock were duly authorized and validly issued and are fully paid and nonassessable. None of such shares were issued in violation of the preemptive rights of any past or present stockholder or member. No subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates any Company to issue any of its capital stock or membership interest, as applicable, or any Stockholder or Company to transfer any of the Company Stock.

     3.4. Financial Statements.

          (a)  Attached hereto as Schedule 3.4 are complete and correct copies
                                  ------------
     of the following financial statements:

               (i) the audited combined statements of financial position of the Companies as of December 31, 1997, 1998 and 1999 and the related combined statements of income and statements of cash flows and owners' equity of the Companies for the three-year period ended December 31, 1999 (such statements of financial positions and the related statements of income and statements of cash flows and owners' equity are collectively referred to herein as the "Year-End Financial Statements");
                                               -----------------------------
                    and

               (ii) the unaudited combined balance sheets of the Companies as of
                    June 30, 2000 (the "Balance Sheet Date") and the related
                                        ------------------
                    combined statements of income and statements of cash flows for the six-month period ended on the Balance Sheet Date (collectively, together with the Year-End Financial Statements, the "Financial Statements").
                                     --------------------

          (b) The Financial Statements have been prepared from the books and records of the Companies in conformity with GAAP (except that the Interim Financial Statements exclude notes and are subject to normal year-end adjustments, which shall not be material) and present fairly the combined financial position and results of operations of the Companies as of the dates of such statements and for the periods covered thereby. The books of account of the Companies have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

     3.5. Liabilities and Obligations. Except as set forth in Schedule 3.5 and
                                                              ------------
 Schedule 3.15, the Companies did not have at the Balance Sheet Date, nor have
 -------------
 they incurred since that date,

           any Assumed Liabilities (whether absolute, accrued, contingent or otherwise) of any nature other than (i) liabilities, obligations or contingencies (A) that are accrued or reserved against in the Financial Statements or (B) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices and (ii) liabilities and obligations that (A) are of a nature not required to be reflected in the Financial Statements prepared in accordance with GAAP, (B) were incurred in the normal course of business and (C) are described on Schedule 3.5; and
                  ------------

          (b) Excluded Liabilities that result in any Encumbrance on the Assets or result in any Loss to Newco, PalEx or IFCO.

     3.6. Accounts and Notes Receivable. Schedule 3.6 sets forth an accurate
                                         ------------
list of the accounts and notes receivable of the Companies as of the Balance Sheet Date and as of the close of business on December 31, 1999, including any such amounts that are not reflected in the Interim Balance Sheet. Receivables from and advances to employees, any Stockholder and any entities or persons related to or Affiliated with any Stockholder are separately identified on
Schedule 3.6. Schedule 3.6 sets forth an accurate aging of all accounts and
------------  ------------
notes receivable of the Companies as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company, including without limitation those set forth on the Interim Balance Sheet and those set forth on Schedule 3.6 as of the close of business on
                             ------------
December 31, 1999, are bona fide receivables, were acquired in the ordinary course of business, and are stated in accordance with GAAP. The allowance for doubtful accounts included in the Interim Financial Statements or described on
Schedule 3.6 is sufficient to cover the uncollectible accounts receivable of the
------------
Companies.

3.7. Assets.

     (a)   Schedule 3.7 sets forth an accurate list of all real and personal
           ------------
property included in the Assets (i) as of the Balance Sheet Date and (ii) December 31, 1999, excluding in each case only Assets that are not material to the operation of the Businesses.

     (b)   Schedule 3.7 describes all the leases to which real or personal
           ------------
property included in the Assets are subject. Schedule 3.7 includes complete and
                                             ------------
correct copies of leases, including amendments, for all real property leased by any Company and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the Business of such Company are situated. Schedule 3.7 includes complete and
                                       ------------
correct copies of leases, including amendments, for all significant equipment leased by any Company. All leases set forth on Schedule 3.7 are in full force
                                               ------------
and effect and constitute valid and binding agreements of the respective Company, and to the knowledge of the Companies and the Stockholders, of the other parties thereto, and are enforceable in accordance with their respective terms.

     (c)   Schedule 3.7 includes complete copies of all title reports and title
           ------------
insurance policies possessed by the Companies or the Stockholders with respect to Assets consisting of leased real property. The Companies hold no fee estates in any real property.

     (d)   Schedule 3.7 indicates which of the Assets set forth thereon are
           ------------
currently owned by a Stockholder or Affiliates of any Company or Stockholder.

     (e)   Except as specifically identified on Schedule 3.7, and except for
                                                ------------
those assets having an insignificant book value, all of the tangible assets, vehicles and other significant machinery and equipment of any Company listed on
Schedule 3.7 are in good working order and condition, ordinary wear and tear
------------
excepted, and have been maintained in accordance with standard industry practices.

     (f)   Schedule 3.7 includes a summary description of all contractual
           ------------
commitments of any Company involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing Business, to which management of such Company has devoted any significant effort or expenditure in the two-year period prior to the date of the Agreement, and which (i) are currently being implemented by such Company, and (ii) involve purchases of capital equipment in connection with existing operations in amounts in excess of $10,000, individually, or $25,000 in the aggregate.

     (g) Each Company has good title to its respective owned Assets, and, except as set forth on Schedule 3.7, the Companies own or lease their respective
                       ------------
Assets free and clear of all Encumbrances, other than Permitted Encumbrances and the Encumbrances set forth on Schedule 3.7.
                              ------------

       (h) Except for the Excluded Assets, the Assets constitute all the assets used in, or reasonably necessary for, the operation of the Businesses as conducted at the Balance Sheet Date and are either owned by a Company or leased or licensed under an agreement identified on Schedule 3.7; provided, however,
                                             ------------
that such Schedule 3.7 excludes leases and licenses requiring payments of less
          ------------
than $5,000 per year.

       (i)     Schedule 3.7 lists those assets used exclusively in the operation
               ------------
of the Ft. Myers Facility (the "Ft. Myers Assets") and none of the Ft. Myers Assets are used in the operation of the Businesses.

3.8. Material Customers, Contracts and Bartering Commitments.

       (a)     Schedule 3.8 sets forth an accurate list of all customers
               ------------
representing 5% or more of the Companies' combined revenues for the year ended December 31, 1998 and the year ended December 31, 1999 (the "Material
                                                             --------
Customers").
---------

       (b)     Schedule 3.8 sets forth an accurate list of all material
               ------------
executory contracts, commitments and similar agreements to which any Company is currently a party or by which it or any of its Assets are bound, including, but not limited to:


               (i) all customer contracts in excess of $10,000, individually, or $25,000 in the aggregate;
               (ii)    contracts with any labor organizations;
               (iii)   employment agreements;
               (iv) leases providing for annual rental payments in excess of $5,000, individually, or $10,000 in the aggregate;
               (v)     loan agreements;
               (vi)    pledge and security agreements;
               (vii)   indemnity or guaranty agreements;
               (viii)  bonds;
               (ix)    notes and mortgages;
               (x)     joint venture or partnership agreements;
               (xi)    options to purchase real or personal property;
               (xii) agreements relating to the purchase or sale by any Company of assets (other than oral agreements relating to sales of inventory in the ordinary course of business, consistent with past practices) or securities for more than $5,000, individually, or $10,000 in the aggregate;
               (xiii)  confidentiality agreements;
               (xiv)   noncompete or similar agreements; and
               (xv) agreements under which any Company has any indemnification obligation.

Prior to the date hereof, each Company has made available to PalEx complete and correct copies of all such agreements.

       (c)     Except to the extent set forth on Schedule 3.8, (i) no Material
                                                 ------------
     Customer has canceled or substantially reduced or is currently attempting or, to the knowledge of the Companies or the Stockholders, threatening to cancel or substantially reduce its purchases of any Company's products or services, and (ii) each Company is in compliance with all material commitments and obligations pertaining to it under the agreements described in subsection (b) and is not in default under any such agreement.
        --------------


       (d) No Company is a party to any governmental contracts subject to price redetermination or renegotiation. No Company is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

       (e)     Schedule 3.8 sets forth a summary of the material terms of all
               ------------
     material oral and all written bartering arrangements to which any Company is a party. Each Company has a sufficient supply of uncommitted inventory to fulfill its bartering obligations with third parties.

       (f) Each Company has previously provided notice of termination of its agreements with Chep in accordance with their respective terms, and neither Newco, PalEx nor any of PalEx's Affiliates required or requested that the Companies terminate such agreements.

     3.9. Permits. Schedule 3.9 contains an accurate list of all licenses,
                   ------------
franchises, permits, transportation authorities and other governmental authorizations ("Permits") held by each Company that are material to the conduct
                 -------
of its Business including, without limitation, permits, licenses and operating authorizations, franchises and certificates owned or held by such Company.

     3.10 Environmental Matters. Except as set forth on Schedule 3.10: (a) each
                                                        -------------
Company has complied, and is in compliance, with all Environmental Laws, including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) each Company has obtained and complied with all necessary Permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by such Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) to the knowledge of the Companies and the Stockholders, there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in or on any property owned or operated by any Company except as permitted by Environmental Laws; (d) there is no on-site or off-site location to which any Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances, which is the subject of any federal, state, local or foreign enforcement action or any other investigation that could reasonably be expected to lead to any claim against PalEx or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim now or in the future under any Environmental Law; and
(e) no Company has any contingent liability in connection with any release or disposal of any Hazardous Substance into the environment.

     3.11. Labor and Employee Relations. No Company is bound by or subject to any arrangement with any labor union. No employees of any Company are represented by any labor union or covered by any collective bargaining agreement nor, to the Companies' and the Stockholders' knowledge, is any campaign to establish such representation in progress. There is no pending or, to the Companies' and the Stockholders' knowledge, threatened labor dispute involving any Company and any group of its employees nor has any Company experienced any labor interruptions over the past five years. Except as set forth on Schedule
                                                                     --------
3.11., each Company considers its relationship with its employees to be good.
----

     3.12. Insurance. Each Company has provided PalEx true and complete copies of all insurance policies carried by such Company during the last three years and all insurance loss runs or workmen's compensation claims received for the past five policy years.

     3.13. Compensation; Employment Agreements. Schedule 3.13 sets forth an
                                                -------------
accurate schedule of all officers, directors and key employees of each Company, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof. No Company is a party with any officer, director, stockholder, member or employee of any Company to any employment agreement or similar arrangement containing "golden parachute," change of control, or other similar provisions.

     3.14. Employee Benefit Plans.

           (a) Schedule 3.14 sets forth an accurate schedule of each "employee
               -------------                                          --------
     benefit plan," as defined in Section 3(3) of the Employee Retirement Income
     ------------
     Security Act of 1974, as amended ("ERISA"), and deferred compensation
                                        -----
     arrangements sponsored, maintained or contributed to currently by any Company or any ERISA Affiliate (each such plan and arrangement being herein referred to as a "Plan"), together with true, complete and correct copies
                       ----
     of such Plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except as set forth on Schedule 3.14, no Company nor any ERISA Affiliate
                            -------------
     sponsors, maintains or contributes, currently or at any time during the preceding five years, to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor does any Company or any ERISA Affiliate have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, retiree medical benefits or "excess benefit plan" (within the meaning of Section 3(36) of ERISA or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall
                                           -----------------------------
     have the same meaning given that term in Section 3(2) of ERISA, and the term "ERISA Affiliate" means any entity that is a member of the same
           ---------------
     controlled group as any Company, as described in Section 414 of the Internal Revenue Code of 1996, as amended (the "Code"). No Company nor
                                                     ----
     any ERISA Affiliate has sponsored, maintained or contributed to any Plan pursuant to the provisions of any collective bargaining agreement at any time during the preceding five years.

           (b)    Except as set forth therein, all Plans listed on Schedule 3.14
                                                                   -------------
     are in compliance in all material respects with all applicable provisions of ERISA, the Code and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of each Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected on the Interim Balance Sheet of such Company.

           (c) Each Plan that is intended to qualify under Section 401(a) of the Code (a "Qualified Plan") has been determined by the Internal Revenue
                  --------------
     Service to be so qualified, and copies of each such determination letter is included as part of Schedule 3.14 hereof. Except as disclosed on Schedule
                         -------------                                --------
     3.14, all reports and other documents required to be filed with any
     ----
     Governmental Authority or distributed to Plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed. True and complete copies of all such reports and other documents with respect to the past five years have been provided to PalEx. None of the Stockholders, any Plan or any Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred, and no Company nor any ERISA Affiliate has incurred, any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuances of contributions to any such Qualified Plan during the preceding five years without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such Qualified Plan.

     3.15. Litigation and Compliance with Law. Except as set forth in Schedule
                                                                      --------
3.15, there are no claims, actions, suits or proceedings, pending or, to the
----
knowledge of the Companies and the Stockholders, threatened against or affecting any Company, at law or in equity, or before or by any Governmental Authority having jurisdiction over such Company. No notice of any claim, action, suit or proceeding affecting or against any Company, whether pending or threatened, has been received by any Company. Except to the extent set forth on Schedule 3.15,
                                                                -------------
each Company has complied, and is in compliance, with all Laws the violation of which would materially affect the value or use of the Assets.

     3.16. Taxes.  For purposes of this Agreement, the term "Taxes"
                                                             -----
shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any other Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. Except as set forth on Schedule 3.16, each
                                                           -------------
Company has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing Date that were required to be filed before the Closing Date, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Balance Sheet Date. There are no examinations in progress or claims against any Company relating to Taxes payable by the Companies and no written notice of any claim for Taxes payable by the Companies, whether pending or threatened, has been received by any Company or any Stockholder. The amounts shown as accruals for Taxes on the Interim Financial Statements as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. True and complete copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax returns of each Company for the last three fiscal years have been previously provided to PalEx.

     3.17. Absence of Changes. Since December 31, 1999, except as set forth in
Schedule 3.17 and the transactions contemplated by this Agreement, each Company
-------------
has conducted its operations in the ordinary course and there has not been:

           (a) any adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), results of operations or prospects of the Companies, taken as a whole;

           (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties of the Companies or the Businesses, taken as a whole, individually or in the aggregate;

           (c) any change in the authorized capital stock of any Company or their respective outstanding securities or any change in any Stockholder's ownership interests of any Company or any grant of any options, warrants, calls, conversion rights or commitments;

           (d) any increase in the compensation payable or to become payable by any Company to any Stockholder or any of its officers, directors, managers, employees, consultants or agents;

           (e) any work interruptions, labor grievances or claims filed of any character adversely affecting the Businesses or future prospects of the Companies, taken as a whole;

           (f) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of any Company to any person, including, without limitation, any Stockholder or his Affiliates, if such sale or transfer is outside the ordinary course of business or is for more than $25,000;

           (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any Company involving more than $10,000 individually or $25,000 in the aggregate;

           (h) any purchase or acquisition of, or agreement or plan to purchase or acquire, any material property, rights or assets outside of the ordinary course of business of any Company;

           (i) any waiver of any material rights or claims of any Company;

           (j) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which any Company is a party or any of its property is subject; or

           (k) any material transaction by any Company outside the ordinary course of business.

     3.18. Accounts with Banks and Brokerages; Powers of Attorney. Each Company has provided PalEx (a) the name of each financial institution or brokerage firm in which such Company has accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and the cash, cash equivalents and securities held in such account as of the date of this Agreement; and (d) the name of each person authorized to draw thereon or have access thereto. Except as set forth on Schedule 3.18, no person, corporation,
                                       -------------
firm or other entity holds a general or special power of attorney from any Company, including without limitation for purposes of filing any Tax returns.

     3.19. Absence of Certain Business Practices. No Company nor any of its Affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

     3.20. Competing Lines of Business; Related-Party Transactions.
Except as set forth in Schedule 3.20, neither any Stockholder nor any other
                       -------------
Affiliate of any Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any Business (excluding for this purpose each Company) which is a competitor, lessor, lessee, customer or supplier of the Business of any Company or which is a creditor or has other contractual relationships with any Company.

     3.21. Intangible Property. Schedule 3.21 sets forth an accurate list of all
                                -------------
patents, patent applications, trademarks, service marks, trade names and copyrights and other intangible property ("Intangible Property") owned or used
                                           -------------------
by each Company. No Company has received notice of any infringement or claim of infringement of the rights of others.

     3.22. Disclosure. No representation or warranty of the Companies or the Stockholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PALEX AND NEWCO

     PalEx and Newco jointly and severally represent and warrant to the Companies as follows:

     4.1. Organization. Each of PalEx and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted.

     4.2. Authorization; Non-Contravention; Approvals.

           (a) Each of PalEx and Newco has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by the boards of directors of PalEx and Newco and by PalEx, as the sole stockholder of Newco. No additional corporate proceedings on the part of PalEx or Newco are necessary to authorize the execution and delivery of this Agreement and the consummation by PalEx and Newco of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PalEx and Newco, and, assuming the due authorization, execution and delivery by the Companies and the Stockholders, constitutes a valid and binding agreement of PalEx and Newco, enforceable against PalEx and Newco in accordance with its terms.

           (b) The execution and delivery of this Agreement by PalEx and Newco do not, and the consummation by PalEx and Newco of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PalEx or Newco or any of its subsidiaries under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of PalEx or Newco, (ii) any Law applicable to PalEx or Newco or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PalEx or Newco is now a party or by which PalEx or Newco or any of its properties or assets may be bound or affected.

           (c) Except as set forth on Schedule 3.2, no declaration, filing or
                                      ------------
     registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of this Agreement by PalEx and Newco or the consummation by PalEx and Newco of the transactions contemplated by this Agreement.

     4.3. IFCO Ordinary Shares. The IFCO Ordinary Shares to be issued pursuant to Section 2.3 of this Agreement, when issued in accordance with the terms of
   -----------
this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Such issuance of IFCO Ordinary Shares is not subject to any preemptive rights or rights of first refusal. The issuance of IFCO Ordinary Shares in accordance with the terms hereof will transfer to the respective Companies valid title to such IFCO Ordinary Shares, free and clear of all Encumbrances other than the restrictions on transfer described in this Agreement, Encumbrances created by the Companies or the Stockholders, and restrictions imposed by applicable Laws.

     4.4. SEC Filings; Disclosure. IFCO has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and
                      ---
documents required to be filed by it prior to the date hereof under each of the 1933 Act, the 1934 Act, and the respective rules and regulations thereunder, all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder

     4.5. Litigation. There are no suits, actions, or legal, administrative, arbitration or other proceedings or, to PalEx's knowledge, governmental investigations against PalEx or IFCO pending or, to PalEx's knowledge, threatened, which (a) if determined adversely to PalEx or IFCO, could reasonably be expected to result in any adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), results of operations or prospects of PalEx or IFCO and its subsidiaries, taken as a whole, or (b) seek to prevent the consummation of the transactions contemplated hereby.

     4.6. No Violation of Law. Neither IFCO, PalEx nor Newco is in violation of, nor has either of them been given notice or been charged with any violation of, any Law, except to the extent any such violation would not have a adverse effect on the businesses, financial condition or results or operation of IFCO, PalEx or either of their subsidiaries, taken as a whole.

     4.7. Disclosure. PalEx has fully provided the Companies or their representatives with all the information that they have requested in analyzing whether to consummate the transactions contemplated hereby, including, without limitation, IFCO's Annual Report on Form 20-F for the year ended December 31, 1999 and its Quarterly Report on Form 6-K for the quarter ended March 31, 2000. None of the information so provided nor any representation or warranty of PalEx or Newco contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. PalEx hereby acknowledges that as of the Closing the Companies have not provided PalEx or any of its representatives with any information that, to PalEx's knowledge, is the subject of a confidentiality obligation of any Company.

                                   ARTICLE V
                               CERTAIN COVENANTS

     5.1. Release From Guarantees. Each of PalEx and Newco shall use its commercially reasonable efforts to have each Stockholder released from the personal guarantees of Assumed Liabilities, each of which guarantees is identified in Schedule 5.1. PalEx and Newco hereby agree to indemnify each
              ------------
Stockholder and hold him harmless for any amounts that he is required to pay under such personal guarantees after the Closing.

     5.2. Future Cooperation; Tax Matters. The Stockholders, the Companies, Newco and PalEx shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Companies and the Stockholders will cooperate in all reasonable respects and use their commercially reasonable efforts to have the present officers, directors and employees of the Companies cooperate in all reasonable respects with PalEx and/or Newco at and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing. Each of PalEx and Newco will cooperate in all reasonable respects with the Companies and the Stockholders in the preparation of all tax returns covering the period from the beginning of the Companies' current tax years through the Closing. In addition, Newco will provide the Companies and the Stockholders with access to such of its books and records as may be reasonably requested by the Companies and the Stockholders in connection with federal, state and local tax matters relating to the Companies and periods ending on or prior to the Closing Date. The Companies shall retain liability for all income, sales or transfer Taxes, if any, resulting from sale of the Assets pursuant to the terms of this Agreement.

     5.3. Expenses. PalEx or Newco shall pay the fees, expenses and disbursements of PalEx and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby. The Stockholders and the Companies will pay their respective fees, expenses and disbursements and those of their respective agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby.

     5.4. Employment Agreement; Noncompetition Agreement. At the
Closing, (a) Newco and Brian Groene shall enter into a Employment and Non-Competition Agreement (the "Employment Agreement") to be effective as of the
                            --------------------
Closing Date and (b) Newco and Del Groene shall enter into a Non-Competition Agreement to be effective as of the Closing Date (the "Non-Competition Agreement"). The terms and conditions of the Employment Agreement and the Non-Competition Agreement shall be mutually acceptable to Newco and the respective individual.

     5.5. Repayment of Related Party Indebtedness. Concurrently with the execution of this Agreement, (a) the Stockholders shall repay to the Companies all amounts outstanding as advances to or receivables from any Stockholder, each of which advance or receivable is specifically reflected on Schedule 3.6, and
                                                            ------------
(b) each Company shall repay all amounts outstanding under loans to such Company from any Stockholder, each of which loans is specifically reflected on Schedule
                                                                       --------
3.5.
---

     5.6. Prorations. Ad valorem and similar taxes and assessments relating to the Assets shall be prorated between the Companies and Newco as of the Closing Date based upon estimates of the amount of such taxes and assessments that are due and payable on the Assets during the year during which the Closing Date occurs. As soon as the amount of actual taxes and assessments is known, the Companies and Newco shall reassess the amounts to be paid by each party with the result that the Companies shall pay for those taxes and assessments attributable to the time period up to and including the Closing Date and Newco shall pay for those taxes and assessments attributable to the period thereafter. Utilities expenses relating to the Businesses shall be prorated between the Companies and Newco for the month of the Closing based on the number of days in the billing cycle before and after the Closing.

     5.7. COBRA Notices. With the Companies' assistance, as reasonably requested by Newco, Newco shall provide all notices required by Code Section 4980B and the regulations promulgated thereunder and Part 6 of Subtitle B of Title I or ERISA to each employee who is entitled thereto with respect to each Employee Benefit Plan that is a Group Health Plan, as defined in Section 4980B(g)(2) of the Code.

     5.8. Chep Agreements. On or prior to the Closing, the Companies shall have provided Chep with notice of termination of all their agreements with Chep (the "Chep Agreements") in accordance with their respective terms. The Companies shall use their commercially reasonable efforts to negotiate an agreement with Chep respecting the post notice/pre-termination transition of services under the Chep Agreements. To the extent such agreements have advance notice requirements for such terminations to be effective without liability to the Companies and to the extent such advance notice periods have not expired as of the Closing Date, then at the request of the Companies, Newco and PalEx shall (a) provide the Companies the use of assets, employees and administrative services necessary for the Companies to perform their obligations under their Chep agreements for the remainder of the advance notice periods, (b) provide such assets to the Companies at Newco's and PalEx's costs, which costs shall include allocations of corporate overhead to the same extent such overhead is allocated to PalEx subsidiaries, and (c) bear the operating costs of performing services for Chep during the remainder of the advance notice periods; provided, however, that the Companies will pay to Newco any profits realized from the Chep Agreements during such advance notice periods; and, further provided that, notwithstanding the foregoing, nothing herein shall be deemed or construed to provide for the assumption of, and neither PalEx, Newco nor any of their Affiliates shall assume, any liability or obligation arising or relating to the Chep Agreements or the termination of the Chep Agreements other than an obligation to fund operating expenses during the advance notice periods remaining under such agreements as of the Closing Date.

     5.9. Listing of IFCO Ordinary Shares. On or before the first anniversary of the Closing Date, the IFCO Ordinary Shares will be approved for trading on the Amtlicher Handel SMAX segment of the Frankfurt Stock Exchange and the Nasdaq National Market

     5.10. Acquisition of Chicago Facility. As of the Closing, the Companies shall have completed, and the Stockholders shall have caused the Companies to complete, the acquisition of the assets and facility at 2000 W. 32/nd/ Street, Chicago, Illinois, from Pallet Pallet, Inc., which assets and facility are described on Schedule 5.10 (the "Chicago Assets"), and the Assets shall include
             -------------       --------------
the Chicago Assets. The Stockholders shall have caused the Companies to convey the Chicago Assets to Newco at the Closing free and clear of all Encumbrances other than Permitted Encumbrances.

     5.11. Environmental Clean-up. Within 30 days from the Closing Date the Companies and Stockholders will, at the expense of the Companies and the Stockholders, initiate work to address those items listed on Schedule 511 and complete such work within 180 days from the Closing Date, unless otherwise agreed to by Pal Ex and Newco.

                                  ARTICLE VI
                                INDEMNIFICATION

     The Companies, each Stockholder, PalEx and Newco each make the following covenants:

     6.1. General Indemnification by the Companies and the Stockholders. Subject to Section 6.4, each Company and each Stockholder covenants and agrees that it
   -----------
or he will, jointly and severally, indemnify, defend, protect and hold harmless PalEx and Newco, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates from and against all Losses incurred by any of such indemnified persons as a result of or arising from (a) any breach of the representations and warranties of the Companies and the Stockholders set forth herein, provided that notice of such claim is given in accordance with Section 10.5 hereof on or before the Expiration Date, (b) all
                ------------
Taxes payable by any Company for all periods prior to and including the Closing Date, provided that notice of such claim is given in accordance with Section
                                                                     -------
10.5 hereof on or before the expiration of the statute of limitations with
----
respect to the underlying claim, (c) any Excluded Liability, (d) the Companies' agreements with Chep or the termination of such agreements, or (e) any breach or nonfulfillment of any covenant or agreement on the part of any Company or Stockholder under this Agreement.

     6.2. Indemnification by PalEx. Subject to Section 6.4, PalEx covenants and
                                               -----------
agrees that it will indemnify, defend, protect and hold harmless the Companies at all times from and after the date of this Agreement from and against all Losses incurred by the Companies as a result of or arising from (a) any breach of the representations and warranties set forth herein, provided that notice of such claim is given in accordance with Section 10.5 hereof on or before the
                                       ------------
Expiration Date, (b) any breach or nonfulfillment of any covenant or agreement on the part of PalEx or Newco under this Agreement, or (c) Newco's failure to timely perform or otherwise discharge the Assumed Liabilities.

     6.3. Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a
 -----------------
person not a party to this Agreement ("Third Person"), or the commencement of
                                       ------------
any action or proceeding by a Third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
Section 6.1 or 6.2 hereof (hereinafter the "Indemnifying Party") written notice
-----------    ---                          ------------------
of such claim or the commencement of such action or proceeding; provided,
                                                                --------
however, that the Indemnified Party's failure to timely provide such notice
-------
shall not affect its right to indemnification hereunder unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's ability to defend such claim. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof or a statement that the amount of such claim cannot be reasonably estimated. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however,
                                                           --------  -------
that the Indemnified Party shall be entitled, at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof, and the Indemnifying Party shall not settle any such Third Person claim without the consent of the Indemnified Party unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person; provided, however, that notwithstanding the foregoing, the Indemnified Party
--------  ------
shall be entitled to refuse to consent to any such proposed settlement and the Indemnifying Party's liability hereunder shall not be limited by the amount of the proposed settlement unless such settlement provides for the complete release of the Indemnified Party. If, upon receiving notice, the Indemnifying Party does not timely undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall immediately upon request reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses paid or incurred by the Indemnified Party in connection therewith.

     6.4. Indemnification Deductible. Neither the Stockholders and the Companies, on the one hand, nor PalEx and Newco, on the other hand, shall be entitled to indemnification from the other under the provisions of Section
                                                                   -------
6.1(a) or Section 6.2(a), as the case may be, until such time as, and only to
------    --------------
the extent that, the claims subject to indemnification by such other party exceed, in the aggregate, $295,000; provided, however, that such indemnification
                                    --------  -------
deductible shall not apply to any breach of the representations set forth in
Section 3.5, which breaches shall have no deductible.
-----------

     6.5. Limitation Upon Indemnity. Notwithstanding anything to the contrary contained herein,

          (a) the aggregate indemnification obligation of the Companies and the Stockholders under Section 6.1(a) shall be limited to one-half the sum of
                        --------------
     (i) the Purchase Price and (ii) the Assumed Liabilities; and

          (b) the aggregate indemnification obligation of each Stockholder under Section 6.1(a) shall be limited to the Purchase Price received,
           --------------
     directly or indirectly, by distribution from the Companies or otherwise, by such Stockholder; provided, however, (i) such Stockholder shall be deemed
                       --------  -------
     to have received the original principal amount of the Subordinated Notes received by him, and (b) if such Stockholder has sold, transferred, assigned or otherwise disposed of the IFCO Ordinary Shares received by him, then the Purchase Price received by him shall be deemed to include such IFCO Ordinary Shares at the Reference Price.


     6.6. Indemnification for Negligence of Indemnitee. THE RIGHTS TO INDEMNIFICATION UNDER THIS ARTICLE VI INCLUDE RIGHTS TO INDEMNIFICATION FOR THE
                           ----------
RESULTS OF AN INDEMNIFIED PARTY'S ACTUAL OR ALLEGED NEGLIGENCE, IF SUCH INDEMNIFIED PARTY WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION HEREUNDER.

     6.7. Exclusive Remedy. The parties hereto agree that, notwithstanding anything to the contrary contained herein, all claims arising as a result of breaches of representations or warranties, or the failure to perform any covenant or agreement, in this Agreement shall be made exclusively under, and be subject to the provisions of, this ARTICLE VI; provided, however, that nothing
                                   ----------  --------  -------
herein shall in any way limit any party's rights to assert claims based on fraud without regard to the provisions of this ARTICLE VI, nor in any way limit any
                                         ----------
party's liabilities therefor.

     6.8. Indemnification Payments. Any amounts owed to Newco pursuant to the indemnification provisions hereof shall be paid by the Companies and Stockholders as follows: (i) 8.9% of any amounts owed shall be paid to Newco in the form IFCO Ordinary Shares at the Reference Price; (ii) 22.46% of any amounts owed shall be paid to Newco by the transfer of the Subordinated Notes priced at principal plus accrued interest at date of transfer and (iii) the remaining balance of any amounts owed shall be paid to Newco in cash.

                                  ARTICLE VII
                           NONCOMPETITION COVENANTS

     7.1.  Prohibited Activities.

               (a) Each Stockholder will not for the longer of (y) five years following the Closing Date and (z) with respect to Brian Groene, one year following his voluntary termination of his employment with Newco or its Affiliates or the termination of such individual's employment with Newco "with cause," as determined in accordance with the respective individual's Employment Agreement, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                    (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any Competitive Business within 175 miles of where any Company has a facility or conducts or proposes to conduct business as of the Closing Date or where Newco or an Affiliate of Newco has a facility after the Closing that is, within six months prior to the date of termination of such Stockholder's employment, under such Stockholder's supervision or managerial authority (the "Territory");
                            ---------

                    (ii) directly or indirectly hire any person who is, at that time, an employee of PalEx or any of its subsidiaries or call upon any such person for the purpose or with the intent of enticing such employee away from or out of the employ of PalEx or any of its subsidiaries; or

                    (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Companies or PalEx or any of its subsidiaries within the Territory for the purpose of soliciting or selling services or products in a Competitive Business within the Territory.

               (b) Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from (i) acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent of the capital stock of a Competitive Business whose stock is publicly traded on a national securities exchange or the Nasdaq National Market or over-the-counter or (ii) servicing the Chep Agreements between the date hereof and the date of termination of such agreements in accordance with the notice provisions contained therein, which notice of termination shall have been provided in accordance with Section 5.8 hereof.
                                                                     ---

     7.2. Equitable Relief. Because of the difficulty of measuring economic losses to PalEx and Newco as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to PalEx and Newco for which it would have no other adequate remedy, each Company and Stockholder agrees that the foregoing covenant may be enforced against him by PalEx or Newco by injunctions, restraining orders and other equitable actions.

     7.3. Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this ARTICLE VII impose a reasonable restraint on each
                            -----------
Company and Stockholder in light of the activities of the Companies and their Businesses on the date of the execution of this Agreement and the current plans of the Companies.

     7.4.  Severability; Reformation. The covenants in this ARTICLE VII are
                                                            -----------
severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this ARTICLE VII are unreasonable
                                                   -----------
and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

     7.5. Material and Independent Covenant. Each Company and Stockholder acknowledges that the agreements and the covenants set forth in this ARTICLE VII
                                                                     -----------
are material conditions to PalEx's and Newco's agreements to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this ARTICLE VII shall be construed as an agreement independent
                      -----------
of any other provision in this Agreement.

                                  ARTICLE VII

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     8.1. General. Each Company and Stockholder recognizes and acknowledges that in the past it and he had, currently has, and in the future will have, access to certain confidential information relating to the Businesses being conveyed to Newco pursuant to this Agreement and/or PalEx, such as lists of customers, operational policies, and pricing and cost policies that are, and following the Closing will be, valuable, special and unique assets of Newco and/or PalEx. Each Company and Stockholder agrees that it and he will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing his duties to Newco and/or PalEx, unless (a) such information becomes known to the public generally through no fault of any Company or Stockholder, or (b) disclosure is required by Law or the order of any Governmental Authority, provided, that prior to disclosing any information
                        --------
pursuant to this clause (b) each Company and Stockholder, as applicable, shall, if possible, give prior written notice thereof to Newco and PalEx and provide Newco and PalEx with the opportunity to contest such disclosure. In the event of a breach or threatened breach by any Company or Stockholder of the provisions of this Section, PalEx and Newco shall be entitled to an injunction restraining such Company or

Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PalEx or Newco from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.


     8.2. Equitable Relief. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which Newco and/or PalEx would have no other adequate remedy, each Company and Stockholder agrees that the foregoing covenants may be enforced against it and him by injunctions, restraining orders and other equitable actions.


                                  ARTICLE IX
              FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                        ON IFCO SYSTEMS ORDINARY SHARES

     9.1. Compliance with Law. The Companies and the Stockholders acknowledge that any IFCO Ordinary Shares issued pursuant to the provisions of this Agreement (the "Restricted Shares") will not be registered under the 1933 Act
                -----------------
and therefore may not be resold without compliance with the 1933 Act. The Restricted Shares are being or will be acquired by the Companies solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution. The Companies and the Stockholders covenant, warrant and represent that none of the Restricted Shares will be, directly or indirectly, offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. Notwithstanding the foregoing, the Restricted Shares may be distributed by the Companies to the Stockholders, provided each Stockholder provides PalEx and IFCO a written certification that such Stockholder's representations set forth in this Section 9.1 and Section 9.3
                                                     -----------     -----------
are true as of the date of such distribution. Certificates representing the Restricted Shares shall bear the following legend:

     THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACTS OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. tHE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACTS AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACTS AND SUCH LAWS, WHICH OPINION AND COUNSEL MUST BE ACCEPTABLE TO ISSUER, IN ITS REASONABLE DISCRETION.

     9.2. Restriction on Sale or Other Transfer of Restricted Stock. Each Company and Stockholder covenants, warrants and represents that none of the Restricted Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of during the one year period commencing on the Closing Date (the "Lockup Period") and thereafter only after full compliance
                       -------------
with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC and other applicable Laws, and, during the Lockup Period, the Stockholder shall not engage in put, call, short-sale, straddle or similar transactions intended to reduce the Stockholder's risk of owning the Restricted Shares. Certificates representing the Restricted Shares shall bear the following legend in addition to the legend under Section 9.1:
                                       -----------


          The shares represented by this certificate are subject to a contractual restriction on transfer and may not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of during the period of such contractual restriction without the prior written consent of IFCO Systems N.V.

     9.3. Economic Risk; Accredited Investors. Each Company and Stockholder is able to bear the economic risk of an investment in the IFCO Ordinary Shares that may be acquired in accordance with the terms hereof and can afford to sustain a total loss of such investment. Each Company and Stockholder has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its or his own interests in connection with his acquisition of any IFCO Ordinary Shares in accordance with the terms hereof. Each Company and Stockholder represents to IFCO, PalEx and Newco that he is an "accredited investor," as that term is defined in Regulation D under the 1933 Act, or that the issuance of the IFCO Ordinary Shares to the Companies or Stockholders in connection with the transactions contemplated by this Agreement is otherwise subject to an exemption from registration under the 1933 and all other applicable securities Laws. Each Company and Stockholder or its or his representatives have had an adequate opportunity to ask questions and receive answers from the officers of IFCO, PalEx and Newco concerning, among other matters, IFCO and PalEx, their management, their plans for the operation of their businesses and potential additional acquisitions.



                                   ARTICLE X
                                 MISCELLANEOUS

     10.1. Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PalEx, Newco and the Companies, and the heirs and legal representatives of each Stockholder.

     10.2. Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Companies, Newco and PalEx and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including, without limitation, that certain letter of intent dated May 8, 2000, by and among PalEx, the Companies and the Stockholders, as amended or supplemented. This Agreement may be modified or amended only by a written instrument executed by the Stockholders and the Companies, Newco and PalEx, acting through their respective officers, duly authorized by their respective Boards of Directors.

     10.3. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.4. Brokers and Agents. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify each other party against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.


     10.5. Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

            (a)   if to PalEx or Newco, addressed to them at PalEx, Inc., 6829
     Flintlock Road,   Houston, Texas 77040, Attn:  Edward Rhyne; and

            (b) if to the Stockholders and/or the Companies, addressed to William Haines, The Bromley Companies, 120 Fifth Avenue, New York, NY, 10011, with a copy (which shall not constitute notice) to Michael Sullivan, Esq., Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215-2300;

or such other address as any party hereto shall specify pursuant to this Section
                                                                         -------
10.5 from time to time.
----

     10.6 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas (except for its principles governing conflicts of laws).

     10.7 Survival of Representations and Warranties. The representations and warranties set forth in ARTICLE III and ARTICLE IV shall survive the Closing for
                        -----------     ----------
one year from the Closing Date (the "Expiration Date"), except that the
                                     ---------------
representations and warranties set forth in Sections 3.5, 3.7(g), 3.10, 31.6,
                                            ------------  ------  ----  ----
and 4.3, hereof shall survive until the expiration of the applicable statutory
    ---
limitations period for third parties to assert claims against the Companies, Newco or PalEx with respect to the matters covered in such Sections, which shall be deemed to be the Expiration Date for such sections. The respective parties shall remain liable after the Expiration Date for breaches of the representations and warranties set forth in ARTICLE III and ARTICLE IV ,
                                            -----------     ----------
provided such breaches are asserted in good faith by notice in writing to the alleged breaching party prior to the Expiration Date. Notwithstanding anything to the contrary contained in this Agreement, any party to this Agreement may assert claims based on fraud during the applicable statutory limitations period.

     10.8. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.


     10.9. Time of Essence. Time is of the essence with respect to this Agreement.

     10.10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and unenforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               [The remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              PALEX, INC.


                              By: /s/ Edward Rhyne
                                 -----------------------------------------
                              Name:   Edward Rhyne
                              Title:  Vice President and General Counsel


                              BROMLEY ACQUISITION COMPANY, INC.


                              By: /s/ Edward Rhyne
                                 -----------------------------------------
                              Name:   Edward Rhyne
                              Title:  Vice President


                              BROMLEY PALLET RECYCLERS, INC.



                              By:     /s/ Delbert Groene
                                      ------------------------------------

                              Its:    President
                                      ------------------------------------



                              BROMLEY PALLET RECYCLERS, LLC



                              By:     /s/ Delbert Groene
                                      ------------------------------------

                              Its:    Member
                                      ------------------------------------

                              BROMLEY PALLET RECYCLERS OF ALABAMA, LLC



                              By:     /s/ Delbert Groene
                                     --------------------------------------

                              Its:    Member
                                     --------------------------------------



                              BROMLEY PALLET RECYCLERS OF OHIO, LLC



                              By:     /s/ Delbert Groene
                                     -----------------------------------

                              Its:    Member
                                     -----------------------------------



                              BROMLEY PALLET RECYCLERS OF INDIANA, LLC



                              By:     /s/ Delbert Groene
                                     ------------------------------------

                              Its:    Member
                                     -------------------------------------

                              BROMLEY PALLET RECYCLERS OF TENNESSEE, LLC



                              By:     /s/ Delbert Groene
                                     -------------------------------------

                              Its:    Member
                                     -------------------------------------





                              /s/ William Haines
                              --------------------------------------------
                              William Haines, Individually




                              /s/ Del Groene
                              --------------------------------------------
                              Del Groene, Individually



                              /s/ Brian Groene
                              -------------------------------------------
                              Brian Groene, Individually

                               TABLE OF CONTENTS
                               -----------------



                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------
     1.1.   Definitions....................................................    2
                                                                               -
     1.2.   Interpretation.................................................    7
                                                                               -

                                  ARTICLE II
                                  ----------
                           THE PLAN OF ACQUISITION
                           -----------------------
     2.1.   The Acquisition of the Assets..................................    7
                                                                               -
     2.2.   Excluded Assets................................................    9
                                                                               -
     2.3.   Purchase Price.................................................    9
                                                                               -
     2.4.   Liabilities....................................................   10
                                                                              --
     2.5.   Conveyance Documents...........................................   11
                                                                              --
     2.6.   Allocation of Purchase Price...................................   11
                                                                              --
     2.8.   Closing........................................................   12
                                                                              --

                                  ARTICLE III
                                  -----------
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
               --------------------------------------------------
                               AND THE COMPANIES
                               -----------------
     3.1.   Due Organization and Qualification.............................   13
                                                                              --
     3.2.   Authorization; Non-Contravention; Approvals....................   13
                                                                              --
     3.3.   Capitalization.................................................   14
                                                                              --
     3.4.   Financial Statements...........................................   14
                                                                              --
     3.5.   Liabilities and Obligations....................................   15
                                                                              --
     3.6.   Accounts and Notes Receivable..................................   15
                                                                              --
     3.7.   Assets.........................................................   16
                                                                              --
     3.8.   Material Customers, Contracts and Bartering Commitments........   17
                                                                              --
     3.9.   Permits........................................................   18
                                                                              --
     3.10.  Environmental Matters..........................................   18
                                                                              --
     3.11.  Labor and Employee Relations...................................   19
                                                                              --
     3.12.  Insurance......................................................   19
                                                                              --
     3.13.  Compensation; Employment Agreements............................   19
                                                                              --
     3.14.  Employee Benefit Plans.........................................   19
                                                                              --
     3.15.  Litigation and Compliance with Law.............................   20
                                                                              --
     3.16.  Taxes..........................................................   20
                                                                              --
     3.17.  Absence of Changes.............................................   21
                                                                              --
     3.18.  Accounts with Banks and Brokerages; Powers of Attorney.........   22
                                                                              --
     3.19.  Absence of Certain Business Practices..........................   22
                                                                              --
     3.20.  Competing Lines of Business; Related-Party Transactions........   22
                                                                              --
     3.21.  Intangible Property............................................   22
                                                                              --
     3.22.  Disclosure.....................................................   22
                                                                              --

                                   ARTICLE IV
                                   ----------
               REPRESENTATIONS AND WARRANTIES OF PALEX AND NEWCO
               -------------------------------------------------
     4.1.  Organization.......................................................      23
                                                                                    --
     4.2.  Authorization; Non-Contravention; Approvals........................      23
                                                                                    --
     4.3.  IFCO Ordinary Shares...............................................      24
                                                                                    --
     4.4.  SEC Filings; Disclosure............................................      24
                                                                                    --
     4.5.  Litigation.........................................................      24
                                                                                    --
     4.6.  No Violation of Law................................................      24
                                                                                    --
     4.7.  Disclosure.........................................................      24
                                                                                    --

                                   ARTICLE V
                                   ---------
                               CERTAIN COVENANTS
                               -----------------
     5.1.  Release From Guarantees............................................      25
                                                                                    --
     5.2.  Future Cooperation; Tax Matters....................................      25
                                                                                    --
     5.3.  Expenses...........................................................      25
                                                                                    --
     5.4.  Employment Agreement; Noncompetition Agreement.....................      25
                                                                                    --
     5.5.  Repayment of Related Party Indebtedness............................      26
                                                                                    --
     5.6.  Prorations.........................................................      26
                                                                                    --
     5.7.  COBRA Notices......................................................      26
                                                                                    --
     5.8.  Chep Agreements....................................................      26
                                                                                    --
     5.9.  Listing of IFCO Ordinary Shares....................................      27
                                                                                    --
     5.10.  Acquisition of Chicago Facility...................................      27
                                                                                    --
     5.11.  Environmental Clean-up............................................      27
                                                                                    --

                                   ARTICLE VI
                                   ----------
                                INDEMNIFICATION
                                ---------------
     6.1.  General Indemnification by the Companies and the Stockholders......      27
                                                                                    --
     6.2.  Indemnification by PalEx...........................................      27
                                                                                    --
     6.3.  Third Person Claims................................................      28
                                                                                    --
     6.4.  Indemnification Deductible.........................................      29
                                                                                    --
     6.5.  Limitation Upon Indemnity..........................................      29
                                                                                    --
     6.6.  Indemnification for Negligence of Indemnitee.......................      29
                                                                                    --
     6.7.  Exclusive Remedy...................................................      29
                                                                                    --
     6.8.  Indemnification Payments...........................................      29
                                                                                    --

                                  ARTICLE VII
                                  -----------
                           NONCOMPETITION COVENANTS
                           ------------------------
     7.1.  Prohibited Activities..............................................      30
                                                                                    --
     7.2.  Equitable Relief...................................................      31
                                                                                    --
     7.3.  Reasonable Restraint...............................................      31
                                                                                    --
     7.4.  Severability; Reformation..........................................      31
                                                                                    --
     7.5.  Material and Independent Covenant..................................      31
                                                                                    --

                                 ARTICLE VIII
                                 ------------
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION
                   -----------------------------------------
    8.1.    General.......................................................  31
                                                                            --
    8.2.    Equitable Relief..............................................  32
                                                                            --

                               ARTICLE IX
                               ----------
              FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
              ---------------------------------------------------
                        ON IFCO SYSTEMS ORDINARY SHARES
                        -------------------------------
    9.1.    Compliance with Law...........................................  32
                                                                            --
    9.2.    Restriction on Sale or Other Transfer of Restricted Stock.....  32
                                                                            --
    9.3.    Economic Risk; Accredited Investors...........................  33
                                                                            --

                                   ARTICLE X
                                   ---------
                                 MISCELLANEOUS
                                 -------------
     10.1.  Successors and Assigns........................................  33
                                                                            --
     10.2.  Entire Agreement..............................................  33
                                                                            --
     10.3.  Counterparts..................................................  34
                                                                            --
     10.4.  Brokers and Agents............................................  34
                                                                            --
     10.5.  Notices.......................................................  34
                                                                            --
     10.6.  Governing Law.................................................  34
                                                                            --
     10.7.  Survival of Representations and Warranties....................  34
                                                                            --
     10.8.  Exercise of Rights and Remedies...............................  34
                                                                            --
     10.9.  Time of Essence...............................................  35
                                                                            --
     10.10. Reformation and Severability..................................  35
                                                                            --

                                   SCHEDULES
                                   ---------

Title                                                         Sche. No.
-----                                                         ---------

Excluded Assets................................................  2.2
                                                                 ---
Allocation of Purchase Price...................................  2.6
                                                                 ---
States of Incorporation/Jurisdictions for Conducting Business..  3.1
                                                                 ---
Authorizations/Consents........................................  3.2
                                                                 ---
Capitalization and Stock Ownership.............................  3.3
                                                                 ---
Financial Statements...........................................  3.4
                                                                 ---
Liabilities and Obligations....................................  3.5
                                                                 ---
Accounts and Notes Receivable..................................  3.6
                                                                 ---
Assets/Real Property/Condition of Assets/Liens/Assets Held By
Affiliates.....................................................  3.7
                                                                 ---
Material Customers, Customers and Bartering Commitments........  3.8
                                                                 ---
Permits........................................................  3.9
                                                                 ---
Environmental Matters..........................................  3.10
                                                                 ----
Labor and Employee Relations...................................  3.11
                                                                 ----
Compensation...................................................  3.13
                                                                 ----
Employee Benefit Plans.........................................  3.14
                                                                 ----
Litigation and Compliance With Law.............................  3.15
                                                                 ----
Taxes..........................................................  3.16
                                                                 ----
Absence of Changes.............................................  3.17
                                                                 ----
Powers of Attorney.............................................  3.18
                                                                 ----
Competing Lines of Business; Related-Party Transactions........  3.20
                                                                 ----
Intangible Property............................................  3.21
                                                                 ----
Stockholder Guarantees.........................................  5.1
                                                                 ---
Pallet Pallet Assets...........................................  5.10
                                                                 ----
Environmental Clean-up.........................................  5.11
                                                                 ----